UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2019

GT Biopharma, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	000-08092 (Commission File Number)	94-1620407 (IRS Employer I.D. No.)

310 N. Westlake Blvd
Suite 206
Westlake Village, CA 91362
Phone: (800) 304-9888
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2019, John Bonfiglio, Peter Kiener and Geoffrey Davis resigned their positions as members of the Board of Directors of the Company.  On the same day, Steven Weldon was appointed Chief Financial Officer and a member of the Board of Directors.

Mr. Weldon has extensive experience with the Company having served on our Board of Directors from September 2014 through October 2018.  He also served as Chief Financial Officer from November 2014 through October 2018. Mr. Weldon has over 16 years of financial and accounting experience. Mr. Weldon's financial background includes experience in managerial, private accounting and planning. He has served on the board of several publicly traded companies as both, chief executive officer and chief financial officer. Mr. Weldon was appointed as chief financial officer and as a member of the board of directors of GB Sciences, Inc. (OTCMKTS:GBLX) in September 2005 and served in both positions until November 2014. Mr. Weldon also served as chief executive officer of GB Sciences from December 2009, through May 2011, and from April 2012, through March 2014. For several years, he taught accounting and tax courses to undergrad students at Florida Southern College. He received his bachelor of science degree and his Master's in Business Administration from Florida Southern College and is a licensed Certified Public Accountant in the State of Florida.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT Biopharma, Inc.

Dated: March 22, 2019	By:	/s/ Anthony Cataldo
Anthony Cataldo
Chairman and Chief Executive Officer

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